Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated April 16, 2020, relating to the balance sheet of ARYA Sciences Acquisition Corp. II as of March 2, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from February 20, 2020 (inception) through March 2, 2020 and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
May 18, 2020